Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Inspired Entertainment, Inc., a Nevada corporation (the “Company”), on Form 10-K/A for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), Marilyn Jentzen, Interim Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Marilyn Jentzen
Marilyn Jentzen
Interim Chief Financial Officer
Principal Financial Officer

Dated: February 27, 2024